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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) MARCH 30, 2005

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                                MASCO CORPORATION
               (Exact name of Registrant as Specified in Charter)


          DELAWARE                       1-5794                   38-1794485
          --------                       ------                   ----------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


      21001 VAN BORN ROAD, TAYLOR, MICHIGAN                    48180
      -------------------------------------                    -----
     (Address of Principal Executive Offices)                (Zip Code)



                                 (313) 274-7400
               Registrant's telephone number, including area code



 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         The Organization and Compensation Committee (the "Committee") of the Board of Directors of Masco Corporation (the "Company") administers the Company's 2002 Annual Incentive Compensation Plan (the "Incentive Compensation Plan"), under which annual cash bonuses are paid to executive officers, and the 2004 Restricted Stock Award Program (the "Restricted Stock Plan"), under which awards of restricted stock are granted annually to executive officers. On March 30, 2005, the Committee approved the performance criteria that will be used to determine cash bonuses and restricted stock awards for executive officers for 2005. The Committee established a graduated schedule using earnings per share with respect to both cash bonuses and restricted stock awards. In addition, the Committee will also evaluate return on invested capital when determining restricted stock awards.

         A copy of the Incentive Compensation Plan was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and a copy of the Restricted Stock Plan was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               MASCO CORPORATION



                                               By: /s/ Timothy Wadhams
                                                   -----------------------------
                                               Name: Timothy Wadhams
                                               Title: Senior Vice President and
                                                      Chief Financial Officer


April 4, 2005